Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES SECOND FISCAL QUARTER FINANCIAL RESULTS

—  Net Sales Increased 45.6% with 5.0% Comparable-Store Sales Growth  —

—  Earnings per Diluted Share of $0.30 on a GAAP Basis, $0.42 on an Adjusted Basis  —

—  Strengthens Leadership Position In South Florida with Agreement to Acquire 35 Stores  —

—  Raises Financial Guidance for 2012  —

HOUSTON, September 6, 2012 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM) today announced its financial results for the second fiscal quarter (13 weeks) ended July 31, 2012. Net sales for the second quarter increased 45.6% to $262.0 million, compared to $179.9 million in the second quarter of 2011, reflecting comparable-store sales growth of 5.0% and an increase in store units from new store openings and acquisitions. The Company reported second-quarter GAAP earnings per diluted share (“EPS”) of $0.30. Excluding $5.9 million in acquisition-related costs attributable to the acquisition of the equity of MGHC Holding Corporation (Mattress Giant), which closed on May 2, 2012, adjusted earnings per diluted share (“adjusted EPS”) for the second fiscal quarter were $0.42 compared with $0.16 in the second quarter of 2011. See “Reported to Adjusted Statements of Operations Data” below for a reconciliation of net income as reported to adjusted net income.

Steve Stagner, Mattress Firm’s president and chief executive officer commented, “Our performance demonstrates the tremendous capacity of this organization as we successfully integrated and absorbed levels of growth unprecedented in this industry in such a compressed timeframe, while achieving record sales and profitability during the same period. By accomplishing this, it reaffirms that our core strategy of further penetrating our existing markets concurrently with expanding into new markets is driving market share and profitability. With sales results from Labor Day coming in at the levels we anticipated, we remain confident that our comparable-store sales trends will improve during the second half of fiscal year 2012, relative to the second fiscal quarter. Furthermore, comparable-store sales growth should accelerate in the fourth fiscal quarter with the addition of the first wave of approximately 50 former Mattress Giant stores acquired in November 2011 in the comparable-store base .”

On September 4, 2012, the Company entered into an agreement to acquire the assets and operations of Mattress XPress, Inc. and Mattress XPress of Georgia, Inc. (which are referred to collectively as Mattress X-Press), including 30 mattress specialty stores located primarily in South Florida and five stores in Georgia, for approximately $15.8 million, subject to customary adjustments.  The closing of the transaction is expected to occur in the third fiscal quarter of 2012 and remains subject to the prior satisfaction of customary closing conditions.  The Company, which currently operates Company-owned stores in South Florida and Georgia, intends to rebrand the Mattress X-Press stores as Mattress Firm within one month of closing and expects to see the benefits of future advertising on all Mattress Firm stores in these markets.  The average sales per store of the Mattress X-Press stores are comparable to the Company’s overall average for Mattress Firm stores nationwide.

“The pending acquisition of the Mattress X-Press operations further fortifies our market-leading position in South Florida,” stated Mr. Stagner.  “The addition of the high-performing Mattress X-Press stores complements our earlier acquisition of Mattress Giant stores in the same markets.  Combining these recently acquired stores with the Company’s existing operations in South Florida and Georgia results in an increasingly strong presence by the Company in these markets, which we believe will lead to increased sales and profits and, most importantly, drive long-term value creation for our shareholders.”

5815 Gulf Freeway •Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

Second Quarter Financial Summary

•                  Net sales increased $82.1 million, or 45.6%, to $262.0 million in the second quarter of fiscal year 2012.  The increase in net sales was the result of comparable-store sales growth of 5.0%, adding $8.8 million in net sales, and incremental net sales of $75.3 million from the opening of new stores and acquired stores prior to their inclusion in comparable-stores sales results, with such increases offset by a reduction in net sales of $2.0 million related to closed stores.

•                  During the second quarter of fiscal 2012, the Company acquired 181 Mattress Giant stores on May 2, 2012 for approximately $44 million, and opened 27 new stores, while closing six stores, bringing the total Company-operated stores to 957 as of July 31, 2012.

•                  Acquisition-related costs of the Mattress Giant transaction totaled $5.9 million during the second fiscal quarter and consisted of $1.3 million classified as cost of sales attributable to duplicate warehouse facilities and costs of remerchandising the former Mattress Giant stores, and $4.6 million classified as general and administrative expenses related to direct costs of the transaction, costs of retraining Mattress Giant personnel and duplicate costs of the Mattress Giant corporate office.  The acquisition-related costs, as a percentage of sales, increased cost of sales by 50 basis-points and general and administrative expenses by 175 basis-points during the second fiscal quarter. The Company has completed the majority of the transition of corporate office support functions to its Houston corporate office and continues the process of consolidating warehouse facilities, which is expected to be substantially complete by the end of fiscal 2012.

•                  Income from operations for the second fiscal quarter was $17.6 million. Excluding $5.9 million of acquisition-related costs, adjusted income from operations was $23.5 million, an increase of $9.1 million, or 63.1%, over the prior year, and adjusted operating margin during the quarter improved 100 basis points from 8.0% in 2011 to 9.0% in 2012. This adjusted operating margin growth was driven primarily by a 25 basis-point improvement in gross profit margin and a 125 basis-point improvement in general and administrative expenses, net of a 30 basis-point expense leverage reduction in selling and marketing expense and a 20 basis-point decrease from other categories. See “Reported to Adjusted Statements of Operations Data” below for a reconciliation of income from operations as reported to adjusted income from operations.

•                  Net income was $10.1 million in the second quarter of fiscal year 2012 and EPS was $0.30.  Excluding acquisition-related costs, and related tax effects, adjusted net income was $14.2 million for the quarter and adjusted EPS was $0.42.  See “Reported to Adjusted Statements of Operations Data” below for a reconciliation of net income as reported to adjusted net income.

Year-to-Date Financial Summary

For the two fiscal quarters (twenty-six weeks) ended July 31, 2011, net revenues increased $140.0 million or 42.2% to $471.8 million, from $331.8 million in the comparable prior-year period. The increase in net sales was the result of comparable-store sales growth of 10.1%, adding $32.8 million in net sales, and incremental net sales of $111.3 million from the opening of new stores and acquired stores prior to their inclusion in comparable-stores sales results, with such increases offset by a net of a reduction in net sales of $4.1 million related to stores that were closed. For the first two fiscal quarters of 2012, the Company opened 57 new stores and acquired 181 stores, while closing 10 stores.

Net income was $19.8 million for the two fiscal quarters ended July 31, 2012 and EPS was $0.59.  Excluding acquisition-related costs, and related tax effects, adjusted net income was $24.7 million for the two fiscal quarters and adjusted EPS was $0.73.  See “Reported to Adjusted Statements of Operations Data” below for a reconciliation of net income as reported to adjusted net income.

Financial Guidance

The Company expects the pending acquisition of 35 stores from Mattress X-Press to add incremental sales during the second half of fiscal 2012 in the range of $7 million to $9 million.  Such sales estimates anticipate temporary closings of the stores while rebranding efforts are undertaken. The impact on EPS during the second half of fiscal 2012 is expected to be a reduction of $0.03 to $0.04 that is attributable to acquisition-related costs.  The Company expects that the Mattress X-Press acquisition will be accretive to EPS for the fiscal year (52 weeks) ending January 28, 2014 (“fiscal year 2013”) by $0.09 to $0.12 as a result of expected increases in sales volumes and improvement in operational efficiencies of the rebranded stores.

The Company is updating its outlook for the full fiscal year 2012 to include the anticipated results from the pending acquisition of 35 Mattress X-Press stores and second quarter net income and EPS results that exceeded our previous guidance.

Revised Revenue and Diluted Earnings per Share (EPS) Guidance:

Full Fiscal Year Ending January 29, 2013	Prior Guidance Range	Updated Range
Revenue (in billions)	$ 1.010 to $1.030	$ 1.022 to $1.039
GAAP EPS	$ 1.48 to $1.52	$ 1.47 to $1.50
Acquisition-related costs	$ 0.17 to $0.19	$ 0.20 to $0.23
As Adjusted EPS	$ 1.65 to $1.71	$ 1.67 to $1.73
Comparable-store sales increase	High single digits	7% to 9%

For the third fiscal quarter ending October 30, 2012, the Company expects net sales in a range from $270 million to $275 million, and EPS in a range from $0.38 to $0.41, inclusive of acquisition-related costs of the Mattress Giant and Mattress X-Press transactions.  Adjusted EPS (excluding acquisition-related costs) is expected to be in a range from $0.43 to $0.47.  Comparable-store sales are expected to increase in the range of 5% to 6%.

Call Information

A conference call to discuss second fiscal quarter results is scheduled for today, September 6, 2012, at 5:00 p.m. Eastern Time. The call will be hosted by Steve Stagner, president and chief executive officer, and Jim Black, chief financial officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 407-3982, and participants from outside the U.S. may dial (201) 493-6780.  Participants may also access the call via live webcast by visiting the Company’s investor relations Web site at www.mattressfirm.com.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on September 6, 2012 through midnight Eastern Time on September 20, 2012.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 399297.  The archive of the webcast will be available on the Company’s Web site for a limited time.

Net Sales and Store Unit Information

The components of the net sales increase were as follows (in millions):

	Increase (decrease) in net sales
	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 31, 2012	July 31, 2012
Comparable-store sales	$8.8	$32.8
New stores	31.9	59.9
Acquired stores	43.4	51.4
Closed stores	(2.0)	(4.1)
	$82.1	$140.0

The composition of net sales by major category of product and services were as follows (in millions):

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 2,	% of	July 31,	% of	August 2,	% of	July 31,	% of
	2011	Total	2012	Total	2011	Total	2012	Total
Specialty mattresses	$77.7	43.2%	$127.6	48.7%	$139.1	41.9%	$233.9	49.6%
Conventional mattresses	86.2	47.9%	112.4	42.9%	163.2	49.2%	197.8	41.9%
Furniture and accessories	12.1	6.7%	17.2	6.6%	22.2	6.7%	31.3	6.6%
Total product sales	176.0	97.8%	257.2	98.2%	324.5	97.8%	463.0	98.1%
Delivery service revenues	3.9	2.2%	4.8	1.8%	7.3	2.2%	8.8	1.9%
Total net sales	$179.9	100.0%	$262.0	100.0%	$331.8	100.0%	$471.8	100.0%

Prior-year components of the Company’s net sales have been reallocated between specialty mattresses and conventional mattresses to be consistent with current-year presentation.

The activity with respect to the number of Company-operated store units was as follows:

	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	July 31, 2012	July 31, 2012
Store units, beginning of period	755	729
New stores	27	57
Acquired stores	181	181
Closed stores	(6)	(10)
Store units, end of period	957	957

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales and EPS for fiscal year 2012, the pending acquisition of Mattress X-Press stores, the rebranding and integration of such stores and the effect of such stores on our net sales and EPS for fiscal 2012 and our EPS for fiscal 2013, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions (including our recent acquisition of Mattress Giant and the operations of Mattress X-Press) on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the Securities and Exchange Commission (“SEC”) on April 20, 2012 (as amended on May 30, 2012) and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before income tax expense, interest income, interest expense, depreciation and amortization (“EBITDA”), without giving effect to non-cash goodwill and intangible asset impairment charges, gains or losses on store closings and impairment of store assets, gains or losses related to the early extinguishment of debt, financial sponsor fees and expenses, non-cash charges related to stock based awards and other items that are excluded by management in reviewing the results of operations. We have presented Adjusted EBITDA because we believe that the exclusion of these items is appropriate to provide additional information to investors about our ongoing operating performance excluding certain non-cash and other items and to provide additional information with respect to our ability to comply with various covenants in documents governing our indebtedness and as a means to evaluate our period-to-period results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our ongoing operations. Management also uses Adjusted EBITDA to determine executive incentive compensation payment levels. In addition, our compliance with certain covenants under the credit agreement between our indirect wholly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger and bookrunner and a lender, are calculated based on similar measures, which differ from Adjusted EBITDA primarily by the inclusion of pro forma results for acquired businesses in those similar measures. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The following table contains a reconciliation of our net income determined in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2,	July 31,	August 2,	July 31,
	2011	2012	2011	2012
Net income	$3,636	$10,085	$4,665	$19,821
Income tax expense	239	5,326	319	11,488
Interest income	(1)	—	(3)	(1)
Interest expense	8,672	2,214	16,949	4,289
Depreciation and amortization	4,323	5,471	8,717	10,175
Intangible assets and other amortization	428	607	815	1,187
EBITDA	17,297	23,703	31,462	46,959
Loss on store closings and impairment of store assets	(135)	54	39	71
Loss from debt extinguishment	1,873	—	1,873	—
Financial sponsor fees and expenses	102	51	192	51
Stock-based compensation	20	493	39	1,002
Vendor new store funds (a)	296	250	300	633
Acquisition related expenses (b)	29	5,893	108	7,049
Other (c)	557	(856)	682	(764)
Adjusted EBITDA	$20,039	$29,588	$34,695	$55,001

(a)                                  Adjustment to recognize vendor funds received upon the opening of a new store in the period opened, rather than over 36-months as presented in our financial statements, which is consistent with how management has historically reviewed its results of operations.

(b)                                 Noncash effect included in net income related to purchase accounting adjustments made to inventories resulting from acquisitions and other acquisition-related cash costs included in net income, such as direct acquisition costs and costs related to training and integration of acquired businesses.

(c)                                  Consists of various items that management excludes in reviewing the results of operations.

As Adjusted EPS and the other “As Adjusted” data provided in this press release are also considered non-GAAP financial measures. For more information, please refer to “Reported to Adjusted Statements of Operations Data” below.

MATTRESS FIRM HOLDING CORP.

Consolidated Balance Sheets

(In thousands, except share amounts)

	January 31,	July 31,
	2012	2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,946	$6,188
Accounts receivable, net	18,607	24,632
Inventories	40,961	60,800
Deferred income taxes	12,574	10,982
Prepaid expenses and other current assets	12,054	16,227
Total current assets	132,142	118,829
Property and equipment, net	95,674	120,132
Intangible assets, net	84,795	90,057
Goodwill	291,141	333,109
Debt issue costs and other, net	9,729	9,336
Total assets	$613,481	$671,463
Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$2,414	$1,805
Accounts payable	42,396	52,055
Accrued liabilities	31,780	48,726
Customer deposits	6,294	8,703
Total current liabilities	82,884	111,289
Long-term debt, net of current maturities	225,940	230,425
Deferred income taxes	31,045	27,726
Other noncurrent liabilities	49,353	56,941
Total liabilities	389,222	426,381

Stockholders’ equity:
Common stock, $0.01 par value; 120,000,000 shares authorized; 33,768,828 shares issued and outstanding at January 31, 2012 and July 31, 2012	338	338
Additional paid-in capital	361,717	362,719
Accumulated deficit	(137,796)	(117,975)
Total stockholders’ equity	224,259	245,082
Total liabilities and stockholders’ equity	$613,481	$671,463

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 2,	% of	July 31,	% of	August 2,	% of	July 31,	% of
	2011	Sales	2012	Sales	2011	Sales	2012	Sales
Net sales	$179,914	100%	$262,018	100%	$331,838	100%	$471,832	100%
Cost of sales	109,281	60.7%	159,854	61.0%	205,227	61.8%	287,126	60.9%
Gross profit from retail operations	70,633	39.3%	102,164	39.0%	126,611	38.2%	184,706	39.1%
Franchise fees and royalty income	1,085	0.6%	1,327	0.5%	2,072	0.6%	2,532	0.5%
	71,718	39.9%	103,491	39.5%	128,683	38.8%	187,238	39.7%
Operating expenses:
Sales and marketing expenses	45,081	25.1%	66,564	25.4%	80,718	24.3%	115,692	24.5%
General and administrative expenses	12,353	6.9%	19,248	7.3%	24,123	7.3%	35,878	7.6%
Loss on store closings and impairment of store assets	(135)	-0.1%	54	0.0%	39	0.0%	71	0.0%
Total operating expenses	57,299	31.8%	85,866	32.8%	104,880	31.6%	151,641	32.1%
Income from operations	14,419	8.0%	17,625	6.7%	23,803	7.2%	35,597	7.5%
Other expense (income):
Interest income	(1)	0.0%	—	0.0%	(3)	0.0%	(1)	0.0%
Interest expense	8,672	4.8%	2,214	0.8%	16,949	5.1%	4,289	0.9%
Loss from debt extinguishment	1,873	1.0%	—	0.0%	1,873	0.6%	—	0.0%
	10,544	5.9%	2,214	0.8%	18,819	5.7%	4,288	0.9%
Income before income taxes	3,875	2.2%	15,411	5.9%	4,984	1.5%	31,309	6.6%
Income tax expense	239	0.1%	5,326	2.0%	319	0.1%	11,488	2.4%
Net income	$3,636	2.0%	$10,085	3.8%	$4,665	1.4%	$19,821	4.2%

Basic net income per common share	$0.16		$0.30		$0.21		$0.59
Diluted net income per common share	$0.16		$0.30		$0.21		$0.59

Reconciliation of weighted-average shares outstanding:
Basic weighted average shares outstanding	22,399,952		33,768,828		22,399,952		33,768,828
Effect of dilutive securities:
Stock options	—		70,588		—		97,350
Restricted shares	—		1,293		—		980
Diluted weighted average shares outstanding	22,399,952		33,840,709		22,399,952		33,867,158

MATTRESS FIRM HOLDING CORP.

Consolidated Statements of Cash Flows

(In thousands)

	Twenty-Six Weeks Ended
	August 2,	July 31,
	2011	2012
Cash flows from operating activities:
Net income	$4,665	$19,821
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	8,717	10,175
Interest expense accrued and paid-in-kind	12,505	—
Loan fee and other amortization	1,212	1,217
Loss from debt extinguishment	1,873	—
Deferred income tax expense	—	4,261
Stock-based compensation	39	1,002
Loss (gain) on store closings and impairment of store assets	(134)	71
Effects of changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(1,481)	(3,116)
Inventories	(4,908)	(14,672)
Prepaid expenses and other current assets	584	(1,354)
Other assets	(1,726)	391
Accounts payable	13,035	(245)
Accrued liabilities	9,638	9,921
Customer deposits	2,846	850
Other noncurrent liabilities	1,890	1,774
Net cash provided by operating activities	48,755	30,096
Cash flows from investing activities:
Purchases of property and equipment	(11,681)	(31,667)
Business acquisitions, net of cash acquired	(100)	(43,984)
Net cash used in investing activities	(11,781)	(75,651)
Cash flows from financing activities:
Proceeds from issuance of debt	40,198	15,000
Principal payments of debt	(50,686)	(11,203)
Debt issuance costs	(1,273)	—
Net cash provided by (used in) used in financing activities	(11,761)	3,797
Net increase (decrease) in cash and cash equivalents	25,213	(41,758)
Cash and cash equivalents, beginning of period	4,445	47,946
Cash and cash equivalents, end of period	$29,658	$6,188

MATTRESS FIRM HOLDING CORP.

Reported to Adjusted Statements of Operations Data

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended
	August 2, 2011	July 31, 2012
			Acquisition-
			Related
	As Reported	As Reported	Costs (1)	As Adjusted
Income from operations	$14,419	$17,625	$5,893	$23,518
Other expense, net	10,544	2,214	—	2,214
Income before income taxes	3,875	15,411	5,893	21,304
Income tax expense (2)	239	5,326	1,763	7,089
Net income	$3,636	$10,085	$4,130	$14,215

Basic net income per common share	$0.16	$0.30	$0.12	$0.42
Diluted net income per common share	$0.16	$0.30	$0.12	$0.42

Basic weighted average shares outstanding	22,399,952	33,768,828	33,768,828	33,768,828
Diluted weighted average shares outstanding	22,399,952	33,840,709	33,840,709	33,840,709

	Twenty-Six Weeks Ended
	August 2, 2011	July 31, 2012
			Acquisition-
			Related
	As Reported	As Reported	Costs (1)	As Adjusted
Income from operations	$23,803	$35,597	$7,049	$42,646
Other expense, net	18,819	4,288	—	4,288
Income before income taxes	4,984	31,309	7,049	38,358
Income tax expense (2)	319	11,488	2,220	13,708
Net income	$4,665	$19,821	$4,829	$24,650

Basic net income per common share	$0.21	$0.59	$0.14	$0.73
Diluted net income per common share	$0.21	$0.59	$0.14	$0.73

Basic weighted average shares outstanding	22,399,952	33,768,828	33,768,828	33,768,828
Diluted weighted average shares outstanding	22,399,952	33,867,158	33,867,158	33,867,158

(1)  In April 2012, we announced the signing of a purchase agreement for all of the equity interests of MGHC Holding Corporation (Mattress Giant), including approximately 181 specialty retail stores.  The acquisition closed on May 2, 2012.  Acquisition-related costs, consisting of direct transaction costs and integration costs are included in the results of operations as incurred.  During the thirteen and twenty-six weeks ended July 31, 2012, we incurred $5.9 million and $7.1 million of acquisition-related costs, respectively.

(2)  Reflects effective income tax rate of 38.5% for 2012 and $0.3 million in foregone tax benefits on certain acquisition-related costs considered nondeductible.

Our “As Adjusted” data is considered a non-U.S. GAAP financial measure and is not in accordance with, or preferable to, “As Reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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